Amendment to Business Commission Agreement

This Amendment to Business Commission Agreement (“Amendment”) is entered into this 24th day of January 2025, effective 01st day of April 2024 by and between FAVO CAPITAL, INC., a Nevada corporation with its principal place of business at 1025 Old Country Road, Suite 421 Westbury, NY 11590 (“Favo Capital”), and ROBINPAWS LLC, a Florida limited liability company with a principal place of business at 4300 N. University Drive Suite D-105 Lauderhill Florida 3335 (the “LLC”) which is solely owned by ROBIN NADEAU-CAMUS (“Camus”).

RECITALS

WHEREAS Favo Capital, the LLC and Camus executed a Business Commission Agreement (“Commission Agreement”) effective as of December 21, 2023; and

WHEREAS Favo Capital, the LLC and Camus have mutually agreed to the following terms which shall be incorporated into the Commission Agreement as if such Commission Agreement originally included such terms;

NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual promises set forth herein as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties, the parties hereto agree as follows:

1.      Recitals. The Recitals set forth above are true and correct and are incorporated into this Amendment by this reference.

2.      The clause “Except as set forth in Section 2.9,” shall be inserted into the first paragraph of Section 2.1 immediately before the words “Favo Capital”. The resulting sentence shall read “Except as set forth in Section 2.9, Favo Capital shall pay and deliver to the LLC for a period of four (4) years from the Effective Date the following:”

3.      A new Section 2.9, set forth below is hereby added to the Commission Agreement:

2.9 Reduction in Compensation to the LLC. Notwithstanding anything to the contrary herein, for the term as described in the Commission Agreement, the Compensation to the LLC as set forth in Section 2.1 hereof shall be modified as set forth below and Favo Capital shall pay and deliver to the LLC:

A commission of 50% on all Renewals shall be paid if the Renewal meets one of the criteria below and if they do not meet one of the criteria below the commission will be calculated as new business on the terms set forth in Section 2.1 hereof.

Renewals payable at 50%:

o    Renewal - Same Lender: This means a renewal of a merchant with the same lender used for a previous funding and that same lender paid off their existing position, so merchant only has 1 payment with specific lender.

o    Renewal - Paid Off Position: This means a renewal of a merchant with a different lender than the one used for a previous funding and that this new lender paid off the merchant’s existing position and replaced it with their new payment instead.

o    Renewal - Non-Refi LOC: This means either: (i) the LLC secured a LOC for the merchant as a position behind any of the financial products Favo Capital offers or

(ii) the LLC renewed that client into a LOC. For example, the LLC renewed an Ondeck MCA into an OD or HC LOC.

o    Renewal - Non-Refi Equip-Fi: This means the LLC secured the merchant Equipment financing as a position behind any of the financial products FAVO Capital offers.

o    Renewal – Collateral: This means that the LLC renewed a merchant with a different lender than the one used for a previous funding and that this new lender did not pay off any position, but the LLC was able to fund the merchant with a Collateral program.

o    Renewal – 1 Position PIF: This means the merchant had only 1 lender and paid that lender in full and then later acquired a new 1st position with the same or different lender.

The following shall be treated as “New Business” and payable at the rates set forth in Section 2.1(b) and 2.1(c) and shall be unaffected by modifications to other compensation.

o    Renewal – Stack: This means that the LLC renewed a merchant with a different lender than the one previously used to fund such merchant and this new lender did not pay off any position, but the LLC was able to fund the merchant with another MCA program, resulting in merchant having two (2) or more payments.

o    Renewal – Reverse: This means that the LLC renewed a merchant with a different lender than the one previously used to fund such merchant and this new lender did not pay off any position, but the LLC was able to fund the merchant with a Reverse MCA program.

o    Renewal - Add On: This means that the LLC renewed a merchant with the same lender previously used to fund such merchant and that same lender did not pay off their existing position, and instead just gave the merchant additional capital. Now the merchant has two (2) payments with the same lender.

4.      All other payments earned pursuant to Section 2.1(f) during the period of the amended agreement - Shall be Reduced to Thirty Percent (30%)

5.       Other than as set forth in this Amendment, all other terms of the Commission Agreement remain unchanged. This amendment can be revised from time to time as deemed necessary by the Board of Directors of FAVO Capital, Inc. under agreement and approval by both parties.

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6.       This Amendment may be executed (including via electronic signature (.PDF format included)) in counterparts, each of which will be considered an original, but all of which together will constitute the same instrument

7.      This Amendment shall be governed by and construed and enforced in accordance with and governed by the laws of the State of Nevada (without giving effect to any conflicts or choice of law provisions thereof that would cause the application of the domestic substantive laws of any other jurisdiction).

IN WITNESS WHEREOF, the parties have executed this Amendment to Business Commission Agreement as of the Date first set forth above.

FAVO CAPITAL, INC.	ROBIN NADEAU-CAMUS

By: /s/ Vincent Napolitano	/s/ Robin Nadeau-Camus
NAME: VINCENT NAPOLITANO	INDIVIDUALLY AND AS MANAGER OF
TITLE: CEO	ROBINPAWS LLC

By: /s/ Shaun Quin
NAME: SHAUN QUIN
TITLE: PRESIDENT

By: /s/ Glen Steward
NAME: GLEN STEWARD
TITLE: CHIEF STRATEGY OFFICER

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